Exhibit 99.1

China Wind Systems, Inc. Begins Production at New Facility
Monday February 9, 9:00 am ET

-- Begins Shipping to New Wind Power Customer

-- Product Prototypes Approved by Prospective Wind-Power Customers

WUXI, China, Feb. 9 /PRNewswire-Asia-FirstCall/ -- China Wind Systems, Inc. (OTC Bulletin Board: CWSI - News; ''China Wind Systems'' or the ''Company''), which supplies forged rolled rings to the wind power and other industries and industrial equipment to the textile and energy industries in China, today announced that it has begun producing forged products at its new facility in Wuxi City after successfully completing equipment test runs.

Pursuant to preliminary agreements signed in September, China Wind Systems has delivered sample products to Wuxi Lida Gear Manufacturing Co., Ltd. (''Wuxi Lida''), Gansu Keyao Electrical Power Co., Ltd. (''Gansu Keyao''), and Hangzhou Advance Gearbox Group Ltd. (''Hangzhou Gearbox'') all of which have inspected and approved the Company's product prototypes. Both Wuxi Lida and Gansu Keyao previously signed preliminary agreements with China Wind Systems to purchase up to 1,350 tons of rolled rings and 3,300 tons of wind tower flanges, respectively. Wuxi Lida and Gansu Keyao are expected to sign definitive purchase agreements with China Wind Systems upon receipt and approval of the initial units to be delivered pursuant to the preliminary agreement. Hangzhou Gearbox has initially ordered 150 tons of gear rims from China Wind Systems. The Company will begin shipping orders immediately and expects the utilization rate of the new facility to ramp up as it fine-tunes the manufacturing automation process in the coming months.

''We are pleased to announce that our new production facility is now up and running and that our product prototypes have been delivered and accepted by key wind-power customers. While the utilization rate at our new facility is expected to be lower during the start-up period, we anticipate that our production output will increase significantly within the next few months as we complete the calibration process for the machines' automated system,'' said Mr. Jianhua Wu, chairman and CEO of China Wind Systems. ''We remain optimistic with the outlook of our forging business for the wind-power industry, particularly in light of the Chinese government's announced commitment to support wind energy as a key economic growth area, as recently reported by the Global Wind Energy Council. In 2009, China's new installed wind capacity is projected to nearly double again from 12.2 GW as China joins the U.S. as a leading market for new installed capacity,'' concluded Mr. Wu.

Photos of the manufacturing process at the Wuxi facility can be viewed on China Wind Systems' Web site at the facilities section of the operations page: http://www.chinawindsystems.com/Facilities.html

About China Wind Systems, Inc.

China Wind Systems supplies forged rolled rings to the wind power and other industries and industrial equipment to the textile and energy industries in China. With its newly finished state-of-the-art production facility, the Company is expected soon to significantly increase its shipment of high-precision rolled rings and other essential components primarily to the wind power and other industries. For more information on the Company, visit http://www.chinawindsystems.com .. Information on the Company's Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

    For more information, please contact:

    Company Contact:
     Mr. Leo Wang
     Senior Vice President, Finance
     China Wind Systems, Inc.
     Tel:   +1-917-455-7735
     Email: leo.wang@chinawindsystems.com
     Web:   http://www.chinawindsystems.com

    Investor Relations Contact:
     Mr. Crocker Coulson
     President
     CCG Investor Relations
     Tel:   +1-646-213-1915 (NY Office)
     Email: crocker.coulson@ccgir.com
     Web:   http://www.ccgirasia.com